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                                                                  Exhibit 99.1
REVOCABLE PROXY

                     COMMUNITY BANK SHARES OF INDIANA, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMMUNITY BANK SHARES OF INDIANA, INC. ("COMMUNITY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL __, 1998 AND AT ANY ADJOURNMENT THEREOF.

     The undersigned, being a stockholder of Community as of March __, 1998, hereby authorizes the Board of Directors of Community or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Community to be held at the Robert E. Lee Retirement Inn located at 201 E. Elm, New Albany, Indiana on _________, April __, 1998 at __:00 _.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:

1. PROPOSAL to adopt the Agreement and Plan of Reorganization dated as of December 17, 1997, by and between Community and NCF Financial Corporation ("NCF"), and a related Agreement of Merger (together, the "Merger Agreement"), pursuant to which (i) NCF will be merged into Community (the "Merger"), with Community as the surviving corporation of the Merger; and (ii) each share of common stock of NCF, par value $.10 per share ("NCF Common Stock"), outstanding immediately prior to consummation of the Merger (other than shares as to which dissenters' rights have been asserted and duly perfected in accordance with Delaware law and shares held by Community, NCF or any of their respective subsidiaries) shall be converted into and represent the right to receive .935 of a share of Community common stock, par value $.10 per share ("Community Common Stock") (the "Exchange Ratio"), provided however, if the average market price of a share of Community Common Stock over the 20 consecutive trading day preceding the receipt of all requisite regulatory approvals related to the Merger (the "Community Market Value") is less than $15.00, then the Exchange Ratio shall be one share of Community Common Stock and if the Community Market Value is greater than $25.00, then the Exchange Ratio shall be .88 of a share of Community Common Stock, as described in the Joint Proxy Statement/Prospectus and the Merger Agreement.


     / /  FOR                 / /  AGAINST                 / /  ABSTAIN


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2.   ELECTION OF DIRECTORS

     / /  FOR all nominees listed    / /  WITHHOLD AUTHORITY
          below (except as marked         to vote for all
          to the contrary below)          nominees listed
                                          below


Nominees for three-year term expiring in 2001:

    C. Thomas Young; Gary L. Libs; Robert J. Koetter, Sr.; and Kerry M. Stemler

Nominee for two-year term expiring in 2000:

    Gordon L. Huncilman

Nominees for one-year term expiring in 1999:

    Dale L. Orem; and Steven Stemler


(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

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3.   PROPOSAL to ratify the appointment of Monroe Shine & Co., Inc. as
Community's independent auditors for the fiscal year ending December 31, 1998.

     / /  FOR                 / /  AGAINST                 / /  ABSTAIN


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


                     (Continued and to be signed on other side)

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     SHARES OF COMMUNITY COMMON STOCK WILL BE VOTED AS SPECIFIED.  IF NOT
OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE MERGER AGREEMENT, FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR, FOR THE RATIFICATION OF COMMUNITY'S AUDITORS, AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.


                                        Dated:              , 1998

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                                        Signature(s)

                                        Please sign this exactly as your name(s) appear(s) on this proxy. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.